Exhibit (c)(iv)

 Project Puma: Discussion Materials  October 29, 2023

 2  Overview of Patient Square Capital’s Offer and Key Merger Agreement Terms  Valuation &  Consideration  Patient Square Capital (PSC) has offered to acquire the Company for cash consideration of $2.55 per share (1)  ‒ Reflecting a premium to the following:  52% premium to closing price of $1.68 as of 10/27/23  36% premium to 30-Calendar Day VWAP of $1.87 as of 10/27/23  Dissenting shareholders may seek appraisal rights under DGCL §262  Due Diligence & Timing  Proposal contingent on execution of the Merger Agreement no later than market open on 10/30/23  Deal Protection  Voting agreement from PSC committing to vote its shares in favor of the deal  Company subject to no solicitation covenant (“No-Shop”) from signing  Right of Special Committee to terminate the Merger Agreement in order to accept a superior proposal (i.e., no “Force-the-Vote”)  Conditions  Approval by shareholders holding a majority of the aggregate voting power of the outstanding shares entitled to vote (no “majority of the minority” approval)  No Material Adverse Effect at the Company  No financing contingency (equity backstop for aggregate merger consideration; if PSC fails to close, Company can seek specific performance or monetary  damages for willful and material breach with cap of aggregate merger consideration)  Termination  Outside date 6 months from the date of signing  Company termination fee of 2.0% of fully diluted equity value of the Company  $2M expense reimbursement to the Company from PSC if shareholders do not approve the transaction  Other  Reasonable best efforts covenant to seek regulatory approvals  PSC is not willing to sell their shares  PSC will not provide additional financial support to the Company should it remain a publicly traded company  Options to be subject to 100% acceleration with in-the-money options cashed out at deal price and out-of-the-money options cancelled; RSUs to be converted to cash award (at deal price), subject to continued vesting  Source: Bloomberg, FactSet, Patient Square Capital’s Indication of Interest dated 10/27/23; Draft Agreement and Plan of Merger dated 10/29/23  Note: (1) Revised verbal offer received on 10/28/23

 3  Patient Square Capital Bid Progression  Sources: Bloomberg, Management Projections (model received 10/18/23), Patient Square Capital’s Indication of Interest dated 10/27/23  Notes:  As of 10/27/23; Reflects $46M in cash and cash equivalents as of 09/30/23; Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/26/23, 2.6M stock options outstanding with a weighted average exercise price of $8.47 as of 10/26/23 and 0.1M restricted stock units outstanding as of 10/26/23; Excludes impact from any potential financing; (1) Historical share price adjusted for 1-for-20 reverse stock split enacted on 01/18/23; (2) Revised verbal offer received subsequent to offer letter dated 10/27/23; (3) Revised verbal offer received on 10/28/23;  (4) After receiving Puma’s counter at $2.60 per share, PSC verbally communicated their offer of $2.55 per share (PSC Bid #3) remained unchanged; (5) As compared to PSC Bid #2; (6) As compared to PSC Bid #3; (7) Revenue estimates per management projections received 10/18/23; (8) Multiples reflected as “NM” if enterprise value is negative  PSC Bid #1  PSC Bid #2 (2)  Puma Counter #1  PSC Bid #3 (3)  Puma Counter #2  PSC Final Offer (4)  Without Insurance  2023E  2024E  $35 30  NM NM  0.0x  0.0x  0.4x  0.4x  0.2x  0.2x  0.2x  0.3x  0.2x  0.2x  (8)  Date  10/27/23  10/27/23  10/28/23  10/28/23  10/28/23  10/28/23  Offer Per Share  $2.00  $2.25  $2.85  $2.55  $2.60  $2.55  % Increase from Prior PSC Bid  13%  27% (5)  13% (5)  2% (6)  -% (6)  % Increase from PSC Bid #1  13%  43%  28%  30%  28%  % Premium / (Discount) to:  Current ($1.68)  19%  34%  70%  52%  55%  52%  30-Calendar Day VWAP ($1.87)  7%  20%  52%  36%  39%  36%  60-Calendar Day VWAP ($1.99)  1%  13%  43%  28%  31%  28%  90-Calendar Day VWAP ($2.27)  (12%)  (1%)  26%  12%  15%  12%  52-Week Intraday High ($16.80)(1)  (88%)  (87%)  (83%)  (85%)  (85%)  (85%)  Market Capitalization  $42  $47  $59  $53  $54  $53  Enterprise Value  ($4)  $1  $13  $7  $8  $7  EV / Revenues  With Insurance Metric (7)  (8)  2023E $35 NM 0.0x  0.4x  0.2x  0.2x  0.2x  2024E 56 NM 0.0x  0.2x  0.1x  0.1x  0.1x  (8)  (8)

 4  What Has Changed Since 10/19/23 Special Committee Meeting?  Market Data  Market data updated for closing on 10/27/23  Selected Public Company Multiple Ranges  Selected public company multiple ranges (EV / 2024E Revenues) updated to reflect current market data as of 10/27/23  With Insurance case range updated to 0.6x – 1.4x (vs. 0.7x – 1.4x prior)  Without Insurance case range updated to 0.0x – 1.1x (vs. 0.0x – 1.0x prior)  DCF  DCF valuation date updated to 10/27/23  Assumed equity financing price of $1.44 (unchanged) now represents discount of 14% to share price of $1.68 as of 10/27/23 (previously a 25% discount to share price of $1.92 as of 10/18/23) and 23% discount to 30-Calendar Day VWAP of $1.87 as of 10/27/23 given share price movement  Assumed equity financing sensitivity of $0.96 to $1.92 (unchanged) now represents a 43% discount to 14% premium to the share price of $1.68 as of 10/27/23 (previously a 50% to 0% discount to share price of $1.92 as of 10/18/23) and 49% discount to 3% premium to the 30-Calendar Day VWAP of $1.87 as of 10/27/23 given share price movement

 5  Key Financial Assumptions & Sensitivities  Sources: Management Projections (model and sensitivities received 10/18/23)  Note: (1) $70M equity issuance sized based on negative $56M 2026E cash balance before financing and required minimum cash of $10M net of 6% underwriting fee  With Insurance Case  Insurance  Penetration  Assumes 0.095% penetration rate of 87.3M covered lives resulting in 82,688 units sold through insurance channel  – Assumes 131,688 total units sold across all channels in 2028  We have sensitized penetration between 0.046% and 0.180% penetration in 2028 based on Management Guidance  Insurance Pricing Tiers  Assumes 60% / 20% / 20% of insurance volume occurs at Premium / Mid / Value pricing  We have sensitized ASP tiers from 20% / 20% / 60% to 60% / 20% / 20% Premium / Mid / Value pricing  Financing  Projections imply lowest cash balance of negative $56M in 2026, with first year of positive cash flow in 2027  Assumes $10M required minimum cash, implying $70M required financing(1) at $1.44 (representing a 14% discount to share price of $1.68 as of 10/27/23 and 23% discount to the 30-calendar day VWAP of $1.87 as of 10/27/23)  We have sensitized the financing price from $0.96 to $1.92 (representing a 43% discount to 14% premium to share price of $1.68 as of  10/27/23 and a 49% discount to 3% premium to the 30-calendar day VWAP of $1.87 as of 10/27/23)  Without additional financing, the Company expects cash balance to drop below $10M in late Q2 2024  However, securing this amount of financing may be challenging at any price given the Company’s current valuation, market conditions and  limited liquidity  Without Insurance Case  Assumes only 5,000 units sold through insurance channel and 43,000 total units sold across all channels in 2028  Cash balance reaches negative $189M in 2028 with the Company generating negative $42M of free cash flow in 2028  The management team does not believe that cash flow profile of the business would change materially after 2028, suggesting th e business would have not have a positive value as a going concern

 6  Puma Financial Analysis  Equity Value per Share  Sources: Management Projections (model received 10/18/23), Company Filings  Notes:  As of 10/27/23; Balance sheet data as of 09/30/23; Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/26/23, 2.6M stock options outstanding with a weighted average exercise price of $8.47 as of 10/26/23 and 0.1M restricted stock units outstanding as of 10/26/23; Reflects $46M in cash and cash equivalents as of 09/30/23; (1) Historical share price adjusted for 1-for-20 reverse stock split enacted on 01/18/23; (2) $70M equity issuance sized based on negative $56M 2026E cash balance before financing and required minimum cash of $10M net of 6% underwriting fee; Issuance share price of $1.44 represents 14% discount to share price of $1.68 as of 10/27/23 and 23% discount to the 30-calendar day VWAP of $1.87 as of 10/27/23; 48.9M shares issued in the capital raise  52-Week High and Low (Intraday) As of 10/27/23  Last 6 Months High and Low (Intraday) As of 10/27/23  EV / 2024E Revenues (With Insurance) 0.6x-1.4x $56M '24E Revenues  EV / 2024E Revenues (Without Insurance) 0.0x-1.1x $30M '24E Revenues  With Insurance  Without Insurance  $1.47  $1.47  $3.77  $2.21  $1.95  $16.80  $5.86  $5.69  $3.73  $2.66  Price  $1.68  Current Patient Square  Final Offer  $2.55  $-  $5.00  $10.00  $15.00  $20.00  Historical Prices  Selected Public Companies Analysis  Discounted Cash  Flow Analysis  WACC: 13.0%-15.0%  Perp. Growth: 3.0%-4.0%  Includes dilution from $70M equity issuance; net proceeds assuming issuance at $1.44 per share and 6% underwriting fee(2)  Would result in negative implied share price given unlevered FCFs are negative and not expected to become positive  $–  For Reference Only  (1)

 7  Market Cap  $35  $188  $176  $134  $106  $85  $82  $76  $73(1)  '24E Revenue  56  30  43  74  31  334  18  69  96  47  '23E-'25E Rev. CAGR  72%  2%  38%  12%  30%  5%  43%  21%  22%  25%  '24E Oper. Loss  ($52)(2)  ($54)(2)  ($15)  ($113)  ($22)  ($48)  ($48)  ($13)  ($51)  ($16)  Debt / Equity  -  -  -  -  7%  -  -  11%  44%  7%  Cash  $46(3)  $24  $171  $26  $138(4)  $95  $18  $155  $15  Cash / '24E Oper. Loss  0.9x  0.9x  1.6x  1.5x  1.2x  2.9x  2.0x  1.4x  3.0x  0.9x  Float(5)  $6  $99  $117  $113  $95  $55  $72  $43  $59  30-Day ADTV(5)  0.095  0.186  2.130  0.495  1.073  0.162  0.334  0.711  0.123  EV / '24E Revenues  3.9x  3.8x  1.1x  NM  NM  0.1x  NM  NM  NM  Median: 1.4x  1.4x  Sources: Management Projections (model received 10/18/23), Company Filings, FactSet  Notes:  As of 10/27/23; Companies ordered by market capitalization; (1) Pro forma for options and RSUs issued in July 2023; (2) Net of SBC and net of bad debt expense; (3) Balance sheet data as of 09/30/23;  (4) Pro forma for acquisition of Physio-Assist; (5) Calculated using each company’s respective share price as of 10/27/23  Selected Public Companies Analysis  ($ in millions)  Mgmt. With Insurance  Mgmt. Without Insurance  Puma  EV / Selected Range '24E Revs   Puma - With Insurance 0.6x-1.4x Puma - Without Insurance 0.0x-1.1x  3 of the 8 selected public companies have negative enterprise values and were excluded from the median

 8  Discounted Cash Flow Sensitivity: With Insurance Case  Equity Value per Share  Sources: Management Projections (model and sensitivities received 10/18/23)  Notes:  As of 10/27/23; All sensitivities assume 14.0% WACC and 3.5% perpetuity growth rate; Assumes $46M in cash and cash equivalents as of 09/30/23 plus net proceeds of equity financing required for minimum cash balance of $10M net of 6% underwriting fee; Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/26/23, 2.6M stock options outstanding with a weighted average exercise price of $8.47 as of 10/26/23 and 0.1M restricted stock units outstanding as of 10/26/23, plus shares issued in connection with an equity financing at $1.44 per share unless otherwise stated; (1) $70M equity issuance sized based on negative $56M 2026E cash balance before financing and required minimum cash of $10M net of 6% underwriting fee; Reflects 0.095% penetration rate and pricing tier of 60% / 20% / 20% Premium / Mid / Value  Insurance Penetration  Penetration rate of 87.3M covered lives in 2028  With Insurance Case Assumption: 0.095% penetration $0.10  Range: 0.046% to 0.180% penetration  $11.09  Insurance Pricing Tiers  Percent of insurance units at Premium / Mid / Value pricing  With Insurance Case Assumption: 60% / 20% / 20%  Premium / Mid / Value $0.20  Range: 20% / 20% / 60% to 60% / 20% / 20% Premium /  Mid / Value  $  2.25  Financing(1)  Issuance price of $70M equity offering (net proceeds of $66M assuming 6% underwriting fee)  With Insurance Case Assumption: $1.44 issuance price (14% discount to share price of $1.68 as of 10/27/23 and 23% discount to the 30-calendar day VWAP of $1.87 as of 10/27/23)  Range: $0.96 to $1.92 issuance price (43% discount to 14% premium to share price of $1.68 as of 10/27/23 and 49% discount to 3% premium to the 30-calendar day VWAP of $1.87 as of 10/27/23)  2.73  $1.66  $  $-  $3.00  $6.00  $9.00  $12.00  DCF Midpoint  $2.25  With Insurance Patient Square  Final Offer  $2.55

 Appendix

 10  Notes:  As of 10/27/23; (1) Represents 14% discount to share price of $1.68 as of 10/27/23 and 23% discount to the 30-calendar day VWAP of $1.87 as of 10/27/23; (2) Operating income net of SBC and net of bad debt expense; (3) Assumes SBC is treated as a cash expense for DCF valuation; (4) $70M gross equity issuance (net of 6% financing fee) targeting minimum cash balance of $10M through projected period; Issuance share price of $1.44 represents 14% discount to share price of $1.68 as of 10/27/23 and 23% discount to the 30-calendar day VWAP of $1.87 as of 10/27/23; (5) Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/26/23, 2.6M stock options outstanding with a weighted average exercise price of $8.47 as of 10/26/23 and 0.1M restricted stock units outstanding as of 10/26/23  Discounted Cash Flow Analysis  With Insurance Case | Assumes $70M Equity Issuance at $1.44 per Share(1)  ($ in millions, except per share)  Unlevered Free Cash Flows  Terminal   4Q23E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2033E   Total Revenues  % Growth  $8  (39.3%)  $56  61.1%  $103  83.5%  $143  39.2%  $178  24.1%  $204  14.7%  $222  9.2%  $250  12.7%  $273  8.9%  $294  7.7%  $314  6.7%  $314  3.5%  ($15)  ($52)  ($36)  ($17)  ($2)  $7  $13  $24  $32  $39  $46  $46  (196.2%)  (92.3%)  (34.6%)  (11.7%)  (0.9%)  3.7%  6.0%  9.6%  11.7%  13.3%  14.6%  % Margin  Taxes  Tax Rate  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  14.6%  (11)  25.0%  NOPAT  Depreciation Capex  Change in Working Capital  ($15)  1  (0)  (1)  ($52)  5  (2)  (3)  ($36)  3  (2)  (3)  ($17)  3  (2)  (0)  ($2)  3  (2)  (0)  $7  3  (3)  (0)  $13  3  (3)  (0)  $24  3  (3)  0  $32  3  (4)  0  $39  4  (4)  (0)  $46  4  (4)  (0)  $34  4  (4)  (1)  ($15)  ($53)  ($37)  $7  $13  $24  $32  $39  $46  $34  Implied Price Per Share  PV Projected Period (14.0% WACC) PV Terminal Value (3.5% Perp. Growth)  ($49) 93  Enterprise Value  $45  Plus: Cash & Equivalents as of 09/30/23 Plus: Cash from Equity Issuance  Equity Value  Diluted Shares Outstanding Incremental BSO from Financing  Pro Forma Diluted Shares Outstanding  Equity Value Per Share  $2.25  Current Share Price  % Premium to Current  $1.68  33.8%  Sources: Management Projections (model received 10/18/23), Company Filings  46  66(4)  $157  20.8 (5)  48.9 (4)  69.8  ($16) ($2)  Implied Equity Value Per Share  WACC  Perp. Growth  13.0% 14.0%  15.0%  3.0%  3.5%  4.0%  $2.48 2.56  2.66  $2.18 2.25  2.32  $1.95 1.99  2.05  Operating Income (Post-SBC) (2)  Unlevered Free Cash Flows(3)

 11  Total Revenues  $8  $30  $36  $41  $46  $50  % Growth  (39.3%)  (14.1%)  21.4%  13.3%  11.6%  9.9%  Operating Income (Post-SBC)(1)  ($15)  ($54)  ($52)  ($49)  ($48)  ($47)  % Margin (196.2%)  (180.6%)  (142.3%)  (119.5%)  (104.0%)  (94.1%)  Taxes -  -  -  -  -  -  Tax Rate -  -  -  -  -  -  NOPAT  ($15)  ($54)  ($52)  ($49)  ($48)  ($47)  Depreciation  1  4  3  3  3  3  Capex  (0)  (2)  (2)  (2)  (2)  (3)  Change in Working Capital  (1)  (4)  (1)  0  0  0  Unlevered Free Cash Flows(2)  ($15)  ($56)  ($51)  ($48)  ($47)  ($47)  Unlevered Free Cash Flows   4Q23E 2024E 2025E 2026E 2027E 2028E   Discounted Cash Flow Analysis  Without Insurance Case  ($ in millions, except per share)  Plus: Cash from Equity Issuance  Equity Value  Diluted Shares Outstanding Incremental BSO from Financing  Pro Forma Diluted Shares Outstanding  Implied Price Per Share (3)  PV Projected Period (14.0% WACC)  ($195)  PV Terminal Value  -  Enterprise Value  ($195)  Plus: Cash & Equivalents as of 09/30/23  46  Equity Value Per Share  20.8 (6)  - (4)  20.8  $- (5)  - (4)  $- (5)  Implied Equity Value Per Share  Perp.  Growth  WACC  13.0% 14.0% 15.0%  NA  $-(5)  Sources: Management Projections (model received 10/18/23), Company Filings  Notes:  As of 10/27/23; Assumes terminal year of 2028E with no terminal value thereafter; (1) Operating income net of SBC and net of bad debt expense; (2) Assumes SBC is treated as a cash expense for DCF valuation; (3) Excludes salvage value, if any; (4) Assumes no equity issuance occurs in Without Insurance Case; (5) Assumes equity value cannot be less than zero; (6) Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/26/23, 2.6M stock options outstanding with a weighted average exercise price of $8.47 as of 10/26/23 and 0.1M restricted stock units outstanding as of 10/26/23

 12  Illustrative Weighted Average Cost of Capital Analysis  ($ in millions)  Sources: Company Filings, Barra, Kroll, FactSet  Notes:  As of 10/27/23; Companies ordered by market capitalization; (1) Predicted Barra beta; (2) Marginal tax rate for companies without earnings assumed to be 0%; (3) Kroll’s supply-side long-term expected equity risk premium;  (4) Last 30 calendar days average of 20-year treasury yield as of 10/27/23; (5) Cost of debt not applicable given 0% debt / capitalization assumption  Company Beta & Capital Structure Overview  Levered  Gross  Equity  Debt /  Debt /  Marginal  Unlevered  Company  Beta (1)  Debt  Value  Equity  Cap.  Tax Rate (2)  Beta  Puma  1.57  -  $35  -  -  -  1.57  Peer Beta & Capital Structure Overview  Company  Gross Debt  Equity Value  Debt / Equity  Debt / Cap.  Unlevered Beta  Levered Beta (1)  Marginal Tax Rate (2)  Stereotaxis  0.85  -  $188  -  -  -  0.85  Butterfly Network  2.09  -  176  -  -  -  2.09  ClearPoint Neuro  1.66  $10  134  7%  7%  -  1.54  Inogen  1.52  -  106  -  -  -  1.52  Hyperfine  1.47  -  85  -  -  -  1.47  Apyx Medical  1.58  $9  82  11%  10%  -  1.42  Sight Sciences  1.44  $34  76  44%  31%  -  1.00  Cytosorbents  1.37  $5  73  7%  6%  -  1.28  Peer Median  1.49  3%  3%  -  1.44  Peer Average  1.50  9%  7%  -  1.40  Weighted Average Cost of Capital   Low High   Unlevered Beta  Cost of Equity  1.30  1.60  Levered Beta  1.30  1.60  Market Risk Premium (3)  6.35%  6.35%  Equity Risk Premium  20-Year Treasury Yield (1M Avg.) (4)  8.26%  5.12%  10.16%  5.12%  Cost of Equity  Equity / Capitalization  13.37%  100%  15.28%  100%  Selected Range 13.00% 15.00%  Cost of Debt  Cost of Debt (5)  NM  NM  Tax Rate  -  -  After-Tax Cost of Debt  Debt / Capitalization  NM  -  NM  -  WACC  13.37%  15.28%  Implied Debt / Equity  -  -  Implied Equity Value ($M)  $35  $35

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